UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C., 20549

                             Form 8-K

                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 23, 1996


                Commission file number 33-20344-LA


                      O.T.S. Holdings, Inc.
        (Exact name of registrant as specified in charter)

          Colorado                                84-107724
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     4535 W.  Sahara #105-13B
     Las Vegas, Nevada                            89102
     (Address of Principal Executive Office)      (Zip Code)
                          (702) 893-4747
       (Registrant's Telephone Number, Including Area Code)

                            Copies To:
                          Gerald Levine
                            President
                  4535 W.  Sahara, Suite 105-13B
                     Las Vegas, Nevada 89102
                         (702)794-2590

O.T.S. Holdings, Inc.   Page 2

Item No 1 Changes in Control of Registrant.

No events to report.

Item No. 2.    Acquisition or Disposition of Assets.

No events to report.

Item No. 3.    Bankruptcy or Receivership.

No events to report.

Item No. 4.    Changes in Registrant's Certifying Accountant.

Pursuant to Item 304 of Regulation S-K, the Company makes the following representations:

Item 304(a)(1)

(i) On September 23, 1996, Duane V. Midgley, C.P.A.'s contract as auditor of the Company was terminated by mutual agreement.

(ii) On September 23, 1996, the Company reached an agreement with William Clancy, whereby William Clancy was engaged to act as the Company's auditor, commencing with the Company's audit for the fiscal year ending 1995;

(iii) The principal accountant's report on the Company's financial statements for either of the past two (2) years has not contained either an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except for the going concern paragraph contained in each report.

(iv) The change in accountants was approved by the Board of Directors of the Company;

(v) During the registrant's two most recent fiscal years and subsequent interim period up to the date of the change of accountants, there were no disagreements with the former accountant on any matter of accounting principle or practices, financial statement disclosure, or auditing scope of procedure. (See Exhibit - Former Accountant Letter).

Item 304(a)(2)

On September 23, 1996, the Company reached its agreement with William Clancy. Prior to the engagement agreement dated September 23, 1996, the Company had not received any auditing, accounting or financial opinions.

O.T.S. Holdings, Inc.   Page Three

Item No. 5.    Other Events.

No events to report.

Item No. 6.    Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial Information and Exhibits.

     Exhibit - Former Accountant's Letter.
     Exhibit - Engagement letter of new auditor.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


O.T.S. Holdings, Inc.



By:/s/Gerald Levine                     Dated: 09/23/96
   Gerald Levine, President

DUANE V.  MIDGLEY
CERTIFIED PUBLIC ACCOUNTNAT
4351 Lynne Lane
Salt Lake City, UTAH 84124

(801) 277-3608


Securities and Exchange Commission
Washington, D.C.  20549

     I have read Item No. 4, Changes in Registrants Certifying Accountant reported on Form 8K Dated September 23, 1996 for O.T.S. Holdings, Inc. I agree with the comments therein pertyaining to me terminating me as auditor for the Company.

     There are no disagreements between the Company and me regarding accounting matters, financial matters, financial statement disclosures or auditing procedures.

                                   Very truly yours,

                                   /s/Duane V.  Midgley
                                   Duane V.  Midgley
                                   Cerified Public Accountnat

September 28, 1996
Salt Lake City, Utah

WILLIAM L CLANCY
Certified Public Accountants

Central Plaza
Suite 890
4041 North Central Avenue
P.O. Box 16627 (85011-6627)
Phoenix, Arizona 85012

(602) 266-2646
Fax: (602) 266-2402
September 23, 1996

Mr. Gerald H. Levine, President and CEO
O.T.S. Holdings, Inc.
23 Cactus Garden Drive #F-60
Henderson NV 89014

Dear Gerry:

This letter is to confirm my understanding of the terms and objectives of my engagement.

I, William L. Clancy, will be the CPA in charge of all work we perform for you. Auditing and reporting on your financial statements is to be our recurring basis assignment. I will also be available to help you with current problems as they arise through the year.

I will audit the Company's financial statements (a Development Stage Company) as of December 31, 1995 for the purpose of expressing an opinion on them.
The financial statements will be identified as those of a development stage enterprise and will include a description of the nature of the development of stage activities in which the enterprise is engaged. The proper recording of transactions, safeguarding of assets, and the financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements.

I will conduct my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about wether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence which supports the amounts and disclosures included in the financial statements. It also includes assessing the accounting principles used and estimates made by management, as well as evaluating the overall financial statement presentation. If, for any reason, I am unable to express an unqualified opinion on the financial statements, I will discuss the alternatives with you in order to arrive at an acceptable solution.

An audit is subject to the risk that material errors and irregularities, including fraud and defalcations, if they exist, will not be detected. I will inform you of any material errors, and all irregularities and illegal acts that come to my attention, unless they are inconsequential.

Assistance is to be supplied by your personnel, including the preparation of the detailed trial balance, schedules and analyses of accounts. Timely completion of this work will facilitate the completion of our audit.

If you intend to publish or otherwise reproduce the financial statements and make reference to my firm, you agree to provide me with printers' proofs or masters for my preview and approval before printing. You also agree to provide me with a copy of the final reproduced material before it is distributed.

My fees will be billed upon completion of the work and will be based on the amount of time required plus actual out-of-pocket expanses. Invoices are payable upon presentation. I will notify you immediately of any circumstances I encounter that could significantly affect my initial estimate of total fees of $5,000.00 to $7,500.00. Before my services begin, you have agreed to pay me a $2,500.00 retainer, which be applied to the final billing for this engagement.

If the foregoing is in accordance with your understanding, please sign and return to us the duplicate copy of this letter.

We appreciate the opportunity to serve you and trust that our association will be a long and pleasant one.

Yours very truly,

/s/William L.  Clancy
William L. Clancy
Certified Public Accountant



O.T.S. Holdings, Inc.
Accepted
signed

/s/Gerald H.  Levine
Gerald H. Levine, President and CEO
9/24/96